As filed with the Securities and Exchange Commission on November 19, 2014

Registration No. 333-
________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________________________________________
LIFEVANTAGE CORPORATION
(Exact name of registrant as specified in charter)
________________________________________________________________________________

Colorado	90-0224471
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300
Sandy, UT 84070
(Address of Principal Executive Offices)

________________________________________________________________________________

LifeVantage Corporation 2010 Long-Term Incentive Plan
(Full title of the plan)
________________________________________________________________________________
Douglas C. Robinson
Chief Executive Officer
LifeVantage Corporation
9785 S. Monroe Street, Suite 300
Sandy, UT 84070
(801) 432-9000
(Name, address, and telephone number, including area code, of agent for service)
________________________________________________________________________________
 Copies to:
Kirt W Shuldberg, Esq.
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200
San Diego, CA 92130
(858) 720-8900
 ________________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	3,600,000 shares	$1.30 (2)	$4,680,000(2)	$543.82

(1)
Pursuant to Rules 416 and 457 under the Securities Act of 1933, this registration statement shall also cover any additional shares of common stock that may become issuable under the LifeVantage Corporation 2010 Long-Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the registrant.

(2)
(i) Estimated pursuant to Rules 457(h) and 457(d) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and is based on the average of the high and low prices of registrant’s common stock as reported on the NASDAQ Capital Market on November 13, 2014.

(ii) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. Registration statements on Form S-8 have been filed previously on June 23, 2011 (File No. 333-175104) and August 21, 2012 (File No. 333-183461) covering 3,500,000 and 3,400,000 shares of common stock, respectively, reserved for issuance pursuant to awards under the Plan.
The registration statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

EXPLANATORY NOTES
Incorporation by Reference. This registration statement is filed pursuant to General Instruction E to Form S-8. The contents of the registration statement on Form S-8 (File No. 333-175104) are incorporated herein by reference and made a part hereof.
Registration of Additional Shares of Common Stock Under the Plan. This registration statement is filed by the registrant to register an additional 3,600,000 shares of its common stock, par value $0.001 per share, which may be issuable under the LifeVantage Corporation 2010 Long-Term Incentive Plan pursuant to an amendment of such plan authorized by the shareholders of the registrant on November 19, 2014.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The contents of the registration statement on Form S-8 (File No. 333-175104) are incorporated herein by reference and made a part hereof. In addition, the following documents and information previously filed by the registrant with the Securities and Exchange Commission (“SEC”) are hereby incorporated by reference in this registration statement:

(a)	the registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2014, filed on September 10, 2014;

(b)	the registrant’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2014 filed on November 6, 2014;

(c)	the registrant’s current reports on Form 8-K filed on each of August 27, 2014 and November 6, 2014;

(d)	all reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant’s latest annual report; and

(e)
the description of the registrant’s common stock contained in the registrant’s registration statement on Form SB-2 filed under the Securities Act of 1933 on December 17, 2007, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this registration statement from the date of filing of such documents. In no event, however, will any information that the registrant discloses under Item 2.02 or Item 7.01 of any current report on Form 8-K that the registrant may from time to time furnish to the SEC be incorporated by reference into, or otherwise become a part of, this registration statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Company and Statement of Correction to Amended and Restated Articles of Incorporation of the Company.
4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the registrant’s Form 10-K filed on September 28, 2011).
4.3	First Amendment to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed on May 31, 2012).
4.4	LifeVantage Corporation 2010 Long-Term Incentive Plan, as amended.
4.5	Forms of Incentive Stock Option and Nonqualifying Stock Option Agreements (incorporated herein by reference to Exhibit 10.33 to registrant’s Form 10-K filed September 28, 2011).
4.6
Form of Restricted Stock Grant Agreement for the 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.6 of the registrant's registration statement on Form S-8 (File No. 333-183461) filed on August 21, 2012).

4.7
Form of Stock Appreciation Right (SAR) Agreement for the 2010 Long-Term Incentive Plan (incorporated here by reference to Exhibit 4.7 to the registrant's registration statement on Form S-8 (File No. 333-183461) filed on August 21, 2012).

4.8	Form of Stock Unit Agreement for the 2010 Long-Term Incentive Plan.
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.
23.1	Consent of EKS&H LLLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included as part of the signature page to this registration statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandy, State of Utah on November 19, 2014.

LIFEVANTAGE CORPORATION

By:	/s/ Rob Cutler
Rob Cutler
General Counsel
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas C. Robinson, David S. Colbert and Robert H. Cutler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ Douglas C. Robinson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2014
Douglas C. Robinson

/s/ David S. Colbert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 19, 2014
David S. Colbert

/s/ Garry Mauro	Chairman of the Board	November 19, 2014
Garry Mauro

/s/ Michael A. Beindorff	Director	November 19, 2014
Michael A. Beindorff

/s/ Dave Manovich	Director	November 19, 2014
Dave Manovich

/s/ George E. Metzger	Director	November 19, 2014
George E. Metzger

/s/ Richard Okumoto	Director	November 19, 2014
Richard Okumoto

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of the Company and Statement of Correction to Amended and Restated Articles of Incorporation of the Company.
4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the registrant’s Form 10-K filed on September 28, 2011).
4.3	First Amendment to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed on May 31, 2012).
4.4	LifeVantage Corporation 2010 Long-Term Incentive Plan, as amended.
4.5	Forms of Incentive Stock Option and Nonqualifying Stock Option Agreements (incorporated herein by reference to Exhibit 10.33 to registrant’s Form 10-K filed September 28, 2011).
4.6
Form of Restricted Stock Grant Agreement for the 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.6 of the registrant's registration statement on Form S-8 (File No. 333-183461) filed on August 21, 2012).

4.7
Form of Stock Appreciation Right (SAR) Agreement for the 2010 Long-Term Incentive Plan (incorporated here by reference to Exhibit 4.7 to the registrant's registration statement on Form S-8 (File No. 333-183461) filed on August 21, 2012).

4.8	Form of Stock Unit Agreement for the 2010 Long-Term Incentive Plan.
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.
23.1	Consent of EKS&H LLLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included as part of the signature page to this registration statement).